                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



    Date of Report (date of earliest event Reported)     April 14, 1997
                                                     ---------------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-1098              13--1594808
----------------------------         -------------       -------------------
(State of other jurisdiction         (Commission         (IRS Employer
of incorporation)                    File Number)        Identification No.)



          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
          ------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (703) 295-0300
                                                          --------------

Item 5.  Other Events

                 Information contained in News Releases dated April 10 and April 11, 1997, is incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                The Columbia Gas System, Inc.
                                -----------------------------
                                        (Registrant)




                                By     /s/J. W. Grossman
                                  ------------------------------
                                         Vice President &
                                         Controller

Date:  April 14, 1997

                                        Contact: John Jennrich (703) 295-0424

For Immediate Release                                          April 10, 1997



               FINANCIAL AGENCIES RAISE COLUMBIA'S CREDIT RATINGS

         RESTON, Va., April 10 -- The Columbia Gas System in the past week received confirmation of its improved financial position as both Standard & Poor's and Moody's Investors Service raised their ratings on Columbia's corporate credit and unsecured debt.

         The two upgrades follow an upgrade earlier this year by Fitch Investors Service. Across the board, Columbia now has comparable high-quality ratings from all three agencies.

         Michael W. O'Donnell, Columbia's chief financial officer and a senior vice president, said, "Obviously, we are very pleased. The action of all three agencies recognizes the improvement in Columbia's credit quality over the past year-and-a-half, stemming from the improved operating performance of Columbia's business units, the sale of common stock in 1996, the sale of Columbia Gas Development and the elimination of its ongoing losses, and the retirement of significant amounts of short-term debt."

         "The resulting impact of these factors on earnings, cash flow and interest coverage were the key drivers in the ratings improvement," O'Donnell said. "Since March 1996, Columbia has reduced its total debt ratio from almost 61 percent to just over 54 percent at the present time."

         On April 3, Standard & Poor's boosted its corporate credit and senior unsecured debt ratings of Columbia to BBB+ from BBB. S&P also raised its rating on Columbia's $1 billion shelf registration to preliminary BBB+/BBB from preliminary BBB/BBB-. Further, it assigned a BBB+ rating to Columbia's $1 billion five-year unsecured bank agreement, which expires in November 2000.

         S&P called Columbia's ratings outlook "stable" and noted that the integrated natural gas company has about $2.2 billion in total debt outstanding.

         S&P said that "The rating upgrade reflects improved credit protection measures stemming from greater earnings and cash flow."

         S&P added that "Columbia has successfully lowered operating expenses, enacted a disciplined and largely internally funded capital spending program and eliminated noncore, under-performing assets. In addition, Columbia's marketing strategy, to maximize the use of its previously under-managed integrated asset base, is generating increased revenues and margins and supporting the growth of its nonregulated retail energy marketing subsidiary. Various planned transmission and storage expansion projects are expected to further supplement earnings. Importantly, the upgrade also reflects Columbia's improved business profile, evidenced by the sale of its more risky southwestern oil and gas properties, the successful management of regulatory issues and the assembly of a quality management team."

         On April 7, Moody's raised the ratings on Columbia's senior debentures and bank revolver to Baa1 from Baa3.

         Moody's said that "The higher ratings reflect improvement in Columbia's financial position, Moody's expectation of future improvement and our expectation that business risk will remain moderate. Columbia's interest and cash flow coverages compare very well with those of its peers. Its low dividend payout makes cash available for capital expenditures and also builds up common equity. Columbia's debt portion of capitalization was still higher than that of its peers at Dec. 31, 1996, but the rating change reflects our belief that the company will continue to improve its capital structure at a pace similar to that of 1996. The earliest maturity of

Columbia's debt is 2000, but its embedded debt cost of just over 7 percent is well below the industry average, resulting in solid interest coverage. Aided by the low dividend payout, Columbia's retained cash flow to debt ratio exceeds that of most of its peers."

         On Jan. 9, Fitch upgraded to BBB+ from BBB Columbia's $2 billion in outstanding debentures.

         "The upgrade reflects the fact that Columbia's current and prospective credit measures are materially stronger than were anticipated when the company emerged from bankruptcy a little over a year ago," Fitch said.

         The Columbia Gas System, a Fortune 500 and S&P 500 company, is one of the nation's largest natural gas systems, with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers - 12 percent of the nation's total -- in 15 states and the District of Columbia. Information about the Columbia Gas System is available on the World Wide Web at http://www.columbiaenergy.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.

         This press release includes forward-looking statements within the meaning of the federal securities laws and, although Columbia believes that such statements are based on reasonable assumptions, it cannot guarantee that its planned business objectives will be achieved.

                                      ###

Financial Community Contact:  Thomas Hughes (703) 295-0429.

                                        Contact: Carl Ericson (703) 295-0424

For Immediate Release                                         April 11, 1997




        COLUMBIA GAS ANNOUNCES RECORD NET INCOME FOR 1st QUARTER OF 1997

         RESTON, Va., April 11 -- Despite 13 percent warmer weather, the Columbia Gas System today reported record net income of $162.7 million for the first quarter of 1997, up 7.5 percent, or $11.4 million, over the year-ago period.

         First-quarter 1997 earnings per share decreased 5 cents from the first quarter of 1996, to $2.94 per share, based in part on the impact of an additional 5.75 million shares of common stock issued in early 1996.

         Factors contributing to the record net income included a $12.8 million reduction to tax expense resulting from the initial filing of consolidated state tax returns; $4.7 million savings in lower operation and maintenance expenses, due largely to implementing restructuring and cost-containment initiatives; $5.5 million gained from deactivation of a gas storage field; and a full quarter of higher rates for Columbia Gas Transmission Corp. and Columbia Gas of Kentucky, which saw rate hikes in 1996.

         However, tempering these gains in the first quarter was weather in Columbia's distribution service areas that was 13 percent warmer compared to the same period last year, which reduced income by $21 million, or 41 cents per share.

         During the first quarter, Columbia paid off $250 million in remaining short-term debt that was outstanding at year-end 1996, thereby leaving no short-term debt as of March 31. At the same time last year, there was $315 million in outstanding short-term debt.

         Columbia's improved financial position led to higher credit ratings, issued in the past eight days, from two agencies, Standard & Poor's (S&P) and Moody's Investors Service. On April 3, S&P upgraded its rating for Columbia to BBB+ from BBB. That was followed on April 7 by a similar upgrade from Moody's to Baa1 from Baa3.

         Oliver G. Richard III, chairman, CEO and president of Columbia, said, "Our strong earnings performance in the first quarter of 1997 exceeded the negative effect of unseasonably warm weather. This success was due in part to higher rates in effect and regulatory initiatives such as weather-normalization adjustments at some of Columbia's distribution companies, which reduced Columbia's earnings sensitivity to warmer-than-normal winter weather."

         Richard said, "With Columbia's strong financial position we are able to aggressively approach the energy marketplace with new undertakings such as the just-announced Millennium Pipeline project to flow lower-cost gas to eastern markets."

         Richard called the elimination of Columbia's remaining short-term debt and the proposed Millennium Pipeline "just two examples of the greater vitality being exhibited by the Columbia Gas System."

Operating Income by Segment

         The transmission and storage segment's operating income of $92.9 million increased $7.4 million over the first quarter last year due primarily to the full-period effect of Columbia Transmission rates implemented in February 1996, additional revenues generated by the Cove Point liquefied natural gas (LNG) peaking service and lower operation and maintenance expense.

         Operating income for the distribution segment of $140.6 million was down $27.4 million from the same period last year due in large part to the significantly warmer weather. During the first three months of 1997 temperatures were 9 percent warmer-than-normal; last year's first quarter was 4 percent colder than normal. Gas throughput of 194.8 billion cubic feet (Bcf) was down 25.4

Bcf from the same period last year, primarily reflecting lower retail sales due in large part to warmer weather. The impact of warmer weather was tempered by the beneficial effect of implementing restructuring initiatives and cost-containment measures.

         The exploration and production segment's operating income of $11.7 million increased $900,000 over 1996, primarily due to $4.1 million received from a contract buyout. Natural gas prices decreased sharply from last year due in part to warmer weather and ample storage inventory. Columbia, however, hedged the commodity price risk for more than 50 percent of its production and limited the price decline to 12 percent from last year. The average price that Columbia received for its natural gas production was $2.76 per thousand cubic feet (Mcf) compared to $3.14 per Mcf last year. Gas production of 8.3 Bcf was essentially unchanged.

         The marketing, propane and power generation segment reported operating income of $9.9 million, a decrease of $4.8 million due primarily to lower margins for gas marketing and propane operations as well as reduced propane sales. Although gas marketing volumes more than doubled over last year, the impact of warmer weather on margins and start-up costs for new retail marketing services more than offset this improvement. The first quarter benefited from a $3.2 million gain resulting from TriStar Ventures Corp. assuming a transportation agreement associated with its former Binghamton (N.Y.) Cogeneration Partnership.

Other Income

         During the first three months of 1997, other income of $14.3 million, increased $11.2 million over the same period last year. This improvement was due in large part to Columbia Transmission recording an $8.5 million gain on the deactivation of its Majorsville-Heard storage field. The field was deactivated to allow the owner of the coal reserves to mine the property.

Interest Expense

         Total interest expense and related charges of $40.3 million decreased $3.4 million from the first quarter of last year due primarily to lower interest costs on short-term debt obligations. Columbia has been steadily improving its liquidity position since emergence from bankruptcy in late-1995. By the beginning of 1997 Columbia had reduced its borrowings under its $1 billion unsecured bank revolving credit facility to $250 million. During the first quarter, Columbia was able to repay its remaining short-term borrowings. In early 1996 Columbia redeemed all of its $400 million of preferred stock that was issued in late-1995. Over the past 12 months, Columbia successfully reduced the total debt ratio to capitalization, including short-term debt, from nearly 61 to 54 percent by the end of the first quarter.

         The Columbia Gas System, a Fortune and S&P 500 company, is one of the nation's largest natural gas systems with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers in 15 states - 12 percent of the nation's total - and the District of Columbia. Information about the Columbia Gas System is available at http://www.columbiaenergy.com on the World Wide Web. Columbia stock trades on the New York Stock Exchange under the Symbol CG.

Financial Community Contact:  Thomas Hughes (703) 295-0429.

                          THE COLUMBIA GAS SYSTEM INC.
                    Summary of Financial and Operating Data

                                                                    THREE MONTHS
                                                                   ENDED MARCH 31
                                                               --------------------
INCOME STATEMENT DATA                                          1997            1996
---------------------                                          ----            ----
  ($ millions)
    Total Operating Revenues  . . . . . . . . . .            1,527.7         1,203.0
    Total Operating Expenses  . . . . . . . . . .            1,271.1           924.8
                                                             --------        --------
    Operating Income  . . . . . . . . . . . . . .              256.6           278.2
    Total Other Income (Deductions)   . . . . . .              (26.0)          (40.6)
                                                             --------        --------
    Income before Income Taxes and
     Extraordinary Item   . . . . . . . . . . . .              230.6           237.6
    Income Taxes  . . . . . . . . . . . . . . . .               67.9            86.3
                                                             --------        --------
    Net Income    . . . . . . . . . . . . . . . .              162.7           151.3
                                                             ========        ========

PER SHARE DATA
--------------
    Earnings on Common Stock ($)  . . . . . . . .               2.94            2.99
    Average Common Shares
     Outstanding (millions)   . . . . . . . . . .               55.3            50.7


                                                                   THREE MONTHS
                                                                  ENDED MARCH 31
                                                               --------------------
OPERATING INCOME BY SEGMENT                                    1997            1996
---------------------------                                    ----            ----
($ millions)
Transmission and Storage Segment
    Total Operating Revenues  . . . . . . . . .                233.4           226.6
    Total Operating Expenses  . . . . . . . . .                140.5           141.1
                                                             --------        --------
    Operating Income  . . . . . . . . . . . . .                 92.9            85.5
                                                             ========        ========

Distribution Segment
    Total Operating Revenues  . . . . . . . . .              1,067.3           892.6
    Total Operating Expenses  . . . . . . . . .                926.7           724.6
                                                             --------        --------
    Operating Income  . . . . . . . . . . . . .                140.6           168.0
                                                             ========        ========

Exploration and Production Segment
    Total Operating Revenues  . . . . . . . . .                 29.0            28.9
    Total Operating Expenses  . . . . . . . . .                 17.3            18.1
                                                             --------        --------
    Operating Income  . . . . . . . . . . . . .                 11.7            10.8
                                                             ========        ========

 Marketing, Propane and Power
  Generation Segment
    Total Operating Revenues  . . . . . . . . .                340.1           193.4
    Total Operating Expenses  . . . . . . . . .                330.2           178.7
                                                             --------        --------
    Operating Income  . . . . . . . . . . . . .                  9.9            14.7
                                                             ========        ========

Corporate . . . . . . . . . . . . . . . . . . .                  1.5            (0.8)
                                                             ========        ========

                          THE COLUMBIA GAS SYSTEM INC.
              Summary of Financial and Operating Data (continued)


                                                              MARCH 31, 1997          DECEMBER 31, 1996
                                                              ---------------         -----------------
CAPITALIZATION
--------------
($ millions)
Common Stock Equity
    Common Stock, par value $10 per share-
     issued 55,349,562 and 55,263,659
     shares, respectively   . . . . . . . . . . .                   553.5                     552.6

    Additional paid in capital  . . . . . . . . .                   746.1                     743.2

    Retained earnings   . . . . . . . . . . . . .                   413.6                     259.3

    Unearned employee compensation  . . . . . . .                    (1.1)                     (1.5)
                                                                  --------                 ---------

Total Common Stock Equity . . . . . . . . . . . .                 1,712.1                   1,553.6

Long-Term Debt  . . . . . . . . . . . . . . . . .                 2,003.2                   2,003.8
                                                                  --------                  --------

 Total Capitalization . . . . . . . . . . . . . .                 3,715.3                   3,557.4
                                                                  ========                  ========

 Short Term Debt  . . . . . . . . . . . . . . . .                      -                      250.0
                                                                  ========                 =========

                          THE COLUMBIA GAS SYSTEM INC.
              Summary of Financial and Operating Data (continued)

                                                                    THREE MONTHS
                                                                   ENDED MARCH 31
                                                            ----------------------------
                                                            1997                    1996
                                                            ----                    ----
GAS PRICE DATA
  Gas Average Price ($ per Mcf)   . . . . . .              2.76                      3.14
                                                         =======                   =======

OPERATING DATA
  Gas production (billion cubic feet)   . . .               8.3                       8.5
                                                         =======                   =======

  Propane gallons sold (millions)   . . . . .              24.8                      31.2
                                                         =======                   =======

  Marketing volumes sold (billion cubic feet)             106.7                      46.5
                                                         =======                   =======

 THROUGHPUT
  Transmission (billion cubic feet):
   Transportation
    Columbia Transmission
       Market Area  . . . . . . . . . . . . .             377.8                     429.5
    Columbia Gulf
       Main-Line  . . . . . . . . . . . . . .             151.0                     170.2
       Short haul   . . . . . . . . . . . . .              62.0                      69.3
       Intrasegment Eliminations  . . . . . .            (144.8)                   (166.5)
                                                        --------                  --------
  Total Throughput  . . . . . . . . . . . . .             446.0                     502.5
                                                        ========                  ========

  Distribution (billion cubic feet):
   Gas Sales  . . . . . . . . . . . . . . . .             122.8                     148.5
  Transportation  . . . . . . . . . . . . . .              72.0                      71.7
                                                        --------                   -------
  Total Throughput  . . . . . . . . . . . . .             194.8                     220.2
                                                        --------                   -------
   Off-system sales   . . . . . . . . . . . .              31.3                       4.4
                                                        --------                   -------
  Total sold and transported  . . . . . . . .             226.1                     224.6
                                                        ========                   =======

  DEGREE DAYS-DISTRIBUTION SERVICE TERRITORY
   Actual   . . . . . . . . . . . . . . . . .             2,693                     3,102
   Normal   . . . . . . . . . . . . . . . . .             2,947                     2,979
   % Colder (warmer) than normal  . . . . . .                (9)                        4
   % Colder (warmer) than prior period  . . .               (13)                       13